Exhibit 99(a)

THE LAZARD FUNDS, INC.

ARTICLES OF AMENDMENT

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Equity Concentrated Portfolio to Lazard US Equity Concentrated Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Equity Concentrated Portfolio are redesignated as Institutional Shares of Lazard US Equity Concentrated Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Equity Concentrated Portfolio are redesignated as Open Shares of Lazard US Equity Concentrated Portfolio.

SECOND: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Strategic Equity Portfolio to Lazard US Strategic Equity Portfolio, with the effect that the one hundred million (100,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Strategic Equity Portfolio are redesignated as Institutional Shares of Lazard US Strategic Equity Portfolio and the one hundred million (100,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Strategic Equity Portfolio are redesignated as Open Shares of Lazard US Strategic Equity Portfolio.

THIRD: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Mid Cap Equity Portfolio to Lazard US Mid Cap Equity Portfolio, with the effect that the one hundred million (100,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Mid Cap Equity Portfolio are redesignated as Institutional Shares of Lazard US Mid Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Mid Cap Equity Portfolio are redesignated as Open Shares of Lazard US Mid Cap Equity Portfolio.

FOURTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Small-Mid Cap Equity Portfolio to Lazard US Small-Mid Cap Equity Portfolio, with the effect that the one hundred fifty million (150,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Small-Mid Cap Equity Portfolio are redesignated as Institutional Shares of Lazard US Small-Mid Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Small-Mid Cap Equity Portfolio are redesignated as Open Shares of Lazard US Small-Mid Cap Equity Portfolio.

FIFTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Realty Income Portfolio to Lazard US Realty Income Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Realty Income Portfolio are redesignated as Institutional Shares of Lazard US Realty Income Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Realty Income Portfolio are redesignated as Open Shares of Lazard US Realty Income Portfolio.

SIXTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Realty Equity Portfolio to Lazard US Realty Equity Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Realty Equity Portfolio are redesignated as Institutional Shares of Lazard US Realty Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Realty Equity Portfolio are redesignated as Open Shares of Lazard US Realty Equity Portfolio.

SEVENTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. High Yield Portfolio to Lazard US Corporate Income Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. High Yield Portfolio are redesignated as Institutional Shares of Lazard US Corporate Income Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. High Yield Portfolio are redesignated as Open Shares of Lazard US Corporate Income Portfolio.

EIGHTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard U.S. Municipal Portfolio to Lazard US Short Duration Fixed Income Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard U.S. Municipal Portfolio are redesignated as Institutional Shares of Lazard US Short Duration Fixed Income Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard U.S. Municipal Portfolio are redesignated as Open Shares of Lazard US Short Duration Fixed Income Portfolio.

NINTH: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

TENTH: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at three billion four hundred million (3,400,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of three million four hundred thousand dollars ($3,400,000.00), classified as follows:

Portfolio	Shares Authorized
Lazard US Equity Concentrated Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard US Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 100,000,000
Lazard US Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Portfolio	Shares Authorized
Lazard US Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000
Lazard International Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000
Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000
Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Global Listed Infrastructure Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock	700,000,000 200,000,000
Lazard Developing Markets Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Emerging Markets Equity Blend Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Emerging Markets Debt Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Emerging Markets Multi-Strategy Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard US Realty Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Portfolio	Shares Authorized
Lazard US Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard International Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard US Corporate Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard US Short Duration Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Global Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Multi-Asset Targeted Volatility Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Lazard Capital Allocator Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
Total	3,400,000,000

ELEVENTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:01 a.m. on June 28, 2013.

The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of _____________, 2013.

THE LAZARD FUNDS, INC.

By:
Nathan A. Paul
Vice President

Witness:

Tamar Goldstein
Assistant Secretary

THE LAZARD FUNDS, INC.

ARTICLES SUPPLEMENTARY

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the “1940 Act”).

SECOND: By action of the Board of Directors of the Corporation pursuant to Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares that the Corporation has authority to issue has been increased by one hundred million (100,000,000) unclassified shares of Common Stock, par value one tenth of one cent ($.001) per share, with an aggregate par value of one hundred thousand dollars ($100,000.00).

THIRD: The additional one hundred million (100,000,000) authorized shares resulting from the foregoing increase have been classified by the Board of Directors of the Corporation as (1) fifty million (50,000,000) shares of Institutional Common Stock of Lazard Explorer Total Return Portfolio and (2) fifty million (50,000,000) shares of Open Common Stock of Lazard Explorer Total Return Portfolio.

FOURTH: The total number of shares of capital stock of all classes that the Corporation had authority to issue, immediately prior to the foregoing increase, is three billion four hundred million (3,400,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of three million four hundred thousand dollars ($3,400,000.00), classified as shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each a “Portfolio”) as follows:

Portfolio	Shares Authorized

Lazard US Equity Concentrated Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 100,000,000

Lazard US Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Lazard US Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard International Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Portfolio	Shares Authorized

Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Listed Infrastructure Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock	700,000,000 200,000,000

Lazard Developing Markets Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Blend Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Debt Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Multi-Strategy Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Realty Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard International Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Corporate Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Short Duration Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Multi-Asset Targeted Volatility Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Total	3,400,000,000

FIFTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, as classified herein, is three billion five hundred million (3,500,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of three million five hundred thousand ($3,500,000.00) dollars, classified as shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each, a “Portfolio”) as follows:

Portfolio	Shares Authorized

Lazard US Equity Concentrated Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 100,000,000

Lazard US Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard US Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard International Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Listed Infrastructure Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock	700,000,000 200,000,000

Lazard Developing Markets Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Blend Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Debt Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Explorer Total Return Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Multi-Strategy Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard US Realty Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Realty Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Corporate Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard US Short Duration Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Fixed Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Multi-Asset Targeted Volatility Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Total	3,500,000,000

SIXTH: The shares of Institutional Common Stock and Open Common Stock of each Portfolio of the Corporation as classified immediately hereby (and all shares of Institutional Common Stock and Open Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all

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provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)	As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Open Common Stock and Institutional Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)	Assets of the Corporation attributable to the Open Common Stock and to the Institutional Common Stock of each Portfolio shall be invested in the same respective Portfolio.

(3)	At such times (which may vary between and among the holders of Institutional Common Stock of the Portfolios) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act, applicable rules and regulations thereunder, and applicable rules and regulations of the Financial Industry Regulatory Authority, and reflected in the pertinent registration statement of the Corporation (the “Registration Statement”), certain of the shares of Institutional Common Stock of each Portfolio may be automatically converted into shares of the Open Common Stock of the respective Portfolio, based on the relative net asset values of such classes at the time of conversion, subject to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement.

(4)	Proceeds from the redemption of a share of Institutional Common Stock or Open Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.

(5)	The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the
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classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(6)	Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

SEVENTH: The Board of Directors of the Corporation has classified additional shares as provided herein under the authority contained in its Charter.

EIGHTH: These Articles Supplementary to the Charter of the Corporation shall become effective at 9:01 a.m. on June 28, 2013.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles Supplementary to be signed as of _________, 2013 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE LAZARD FUNDS, INC.

By:
Name: Nathan A. Paul
Title: Vice President

WITNESS:

Name: Tamar Goldstein

Title: Assistant Secretary

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